EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Julian Gould, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2017-CX10 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, CWCapital Asset Management LLC, as Special Servicer for The Standard Highline NYC Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 333 North Bedford Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 333 North Bedford Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 333 North Bedford Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 333 North Bedford Mortgage Loan, BellOak, LLC, as Operating Advisor for the 333 North Bedford Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 333 North Bedford Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 333 North Bedford Mortgage Loan, KeyBank National Association, as Primary Servicer for the 300 Montgomery Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 300 Montgomery Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 300 Montgomery Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 300 Montgomery Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 300 Montgomery Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 300 Montgomery Mortgage Loan, KeyBank National Association, as Primary Servicer for the Park Center Phase I Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Park Center Phase I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Park Center Phase I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park Center Phase I Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Park Center Phase I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Park Center Phase I Mortgage Loan, KeyBank National Association, as Primary Servicer for the One California Plaza Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, as Special Servicer for the One California Plaza Mortgage Loan prior to February 20, 2024, Green Loan Services LLC, as Special Servicer for the One California Plaza Mortgage Loan on and after February 20, 2024, U.S. Bank Trust Company, National Association, as Trustee for the One California Plaza Mortgage Loan, U.S. Bank National Association, as Custodian for the One California Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One California Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Lehigh Valley Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Lehigh Valley Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Lehigh Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lehigh Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lehigh Valley Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Lehigh Valley Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lehigh Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Centre 425 Bellevue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Centre 425 Bellevue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Centre 425 Bellevue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Centre 425 Bellevue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Centre 425 Bellevue Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Centre 425 Bellevue Mortgage Loan.

Dated: March 14, 2025

/s/ Julian Gould

Julian Gould

President

(senior officer in charge of securitization of the depositor)